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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934



        Date of Report (Date of earliest event reported):  MAY 19, 1995


                         RECOGNITION INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)




   DELAWARE                          1-7916                     75-1080346
(State or other                   (Commission                 (I.R.S. Employer
  jurisdiction                    File Number)               Identification No.)
of incorporation)



       2701 EAST GRAUWYLER ROAD IRVING, TEXAS             75061
       (Address of principal executive office)          (zip code)



Registrant's telephone number, including area code:  (214) 579-6000




           The Index to Exhibits is located on page 3 of this report.




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ITEM 5.  OTHER EVENTS.

         Pursuant to an Agreement and Plan of Merger by and among BancTec, Inc., BTec Merger Subsidiary, Inc. and Recognition International Inc. (the "Company"), dated as of May 19, 1995, the Company entered into an agreement whereby each existing share of Common Stock, par value $.25 per share, of the Company together with each Preferred Stock Purchase Right associated therewith, will be converted into .59 of a share of the Common Stock of BancTec, Inc. The merger is subject to regulatory approval and approval by the stockholders of both the Company and BancTec, Inc.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) EXHIBITS. The information required by this portion of Item 7 is set forth on page 3 of this report.



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                        Recognition International Inc.




Date:  May    31   , 1995               By:   /s/ Thomas E. Hoefert
           --------                         -----------------------------------

                                                Thomas E. Hoefert
                                                Vice President, Chief Financial
                                                Officer and Controller
                                                (Principal Financial and
                                                 Accounting Officer)





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                               INDEX TO EXHIBITS


Exhibit
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2.1      Agreement and Plan of Merger dated as of May 19, 1995 among BancTec,
         Inc., BTec Merger Subsidiary, Inc. and Recognition International Inc.


99.1     Press release issued May 19, 1995.





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